UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Boulevard, Fort Lauderdale, Florida	33304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 760-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 1, 2005, the Compensation Committee of the Board of Directors of BankAtlantic Bancorp, Inc. (the “Company”) took the following actions relating to executive compensation.

2004 Executive Compensation Matters

     The Compensation Committee approved the payout of cash bonuses for 2004 to the Company’s executive officers under the Company’s annual incentive program. Bonuses under this program are generally based upon the Company’s profitability and the achievement of individual performance competencies and goals.

     The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) under the annual incentive program are set forth in the table below.

Name	Amount of 2004 Bonus
Alan B. Levan	$525,816
Jay C. McClung	$297,771
Jay R. Fuchs	$211,524
James A. White	$188,719
Lloyd B. DeVaux	$194,524

     In addition, the Compensation Committee approved a bonus of $42,043 for Alan B. Levan and a bonus of $21,047 for Lloyd B. DeVaux to compensate each officer for amounts that would have been payable to him under a profit sharing plan for all employees that were not paid as a result of restrictions under that plan relating to amounts payable that would be subject to deduction limitations under Internal Revenue Code Section 162(m).

2005 Executive Compensation Matters

     The Compensation Committee established annual base salaries and a target cash bonus amount (expressed as a percentage of base salary) based upon performance measures and targets for each of the Company’s executive officers. The bonuses were established under the Company’s annual incentive program for 2005 for each of the executive officers. The bonus amount payable is based upon the executive’s performance in relation to specified corporate goals. The bonus amount for each of the Company’s executive officers, which is a percentage of base salary, was determined by the Compensation Committee based on the salary level and position of such officer within the Company. In May 2005, the Compensation Committee paid a discretionary bonus to Jay Fuchs of $100,000. The amount of the 2005 base salary and bonus opportunity for 2005 for each of the Company’s “named executive officers” are set forth in the table below:

Name	Amount of 2005 Base Salary	Amount of 2005 Bonus Opportunity
Alan B. Levan	$550,000	100%
Jay C. McClung	$333,410	50%
Jay R. Fuchs	$322,170	60%
James A. White	$350,958	50%
Lloyd B. DeVaux	$400,000	50%

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2005	BANKATLANTIC BANCORP, INC.
	By:	/s/Alan B. Levan
		Name:	Alan B. Levan
		Title:	Chief Executive Officer

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